EXHIBIT 99.1

                               PURCHASE AGREEMENT


            PURCHASE AGREEMENT, made this 22nd day of October, 1997 (this "Agreement"), by and among Related Capital Company, a New York general partnership ("Related"), LB I Group Inc., a Delaware corporation ("LB I Group"), DA Group Holdings Inc., a Delaware corporation ("DA"), Advantaged Housing Associates Inc., a Delaware corporation ("AHA"), and Liberty GP Inc., a Delaware corporation ("Liberty" and collectively with LB I Group, DA and AHA, the "Seller"). The "Purchaser" of the Interests (as defined) will be one or more entities to be designated by Related. The "Purchaser and its Affiliates" shall include the Purchaser, Related and their respective directors, officers and employees, but shall not include the Partnerships (as defined).

            WHEREAS, LB I Group is the sole stockholder of AHA, Liberty, Government Assisted Properties Inc., a Delaware corporation ("GAP"), Assisted Housing Inc., a Delaware corporation ("Assisted"), Liberty GP II Inc., a Delaware corporation ("Liberty II"), Assisted Housing Associates Inc., a Delaware corporation ("Housing"), and Subsidized Housing Services II Inc., a Delaware corporation ("SHSII");

            WHEREAS, DA is the sole stockholder of Freedom GP Inc., a Delaware corporation ("Freedom"), Sharpstown Center Inc., a Delaware corporation ("Sharpstown"), and Liberty GP III Inc., a Delaware corporation ("Liberty III");

            WHEREAS, GAP is the general partner of Cambridge + Related Housing Properties Limited Partnership ("C+R" and the stock of GAP is the "C+R Interest");

            WHEREAS, Assisted is the general partner of Cambridge Advantaged Properties Limited Partnership ("CAP" and the stock of Assisted is the "CAP Interest");

            WHEREAS, AHA is a general partner of Cambridge Advantaged Properties II Limited Partnership ("CAP II"), a general partner of Related and Cambridge Associates, L.P. ("R and

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C"), and a general partner of H/R Florida Associates ("H/R" and such general partner interests in CAP II, R and C and H/R are collectively referred to as the "CAP II Interest");

            WHEREAS, Liberty is the general partner and special limited partner of Liberty Tax Credit Plus L.P. ("Liberty Partnership" and such general and special limited partner interests are the "Liberty Interest");

            WHEREAS, Liberty II is the general partner of Liberty Tax Credit Plus II L.P. ("Liberty II Partnership" and the stock of Liberty II is the "Liberty II Interest");

            WHEREAS, Liberty III is the general partner of Liberty Tax Credit Plus III L.P. ("Liberty III Partnership" and the stock of Liberty III is the "Liberty III Interest");

            WHEREAS, Housing is a general partner of C/R Special Limited Partnership ("C/R Special Partnership" and the stock of Housing is the "Housing Interest");

            WHEREAS, Freedom is the general partner of Freedom Tax Credit Plus L.P. ("Freedom Partnership" and the stock of Freedom is the "Freedom Interest");

            WHEREAS, Sharpstown is the sole stockholder of Sharpstown Center Subsidiary Inc. which in turn is the general partner of Sharpstown Center Associates ("Sharpstown Partnership" and the stock of Sharpstown is the "Sharpstown Interest");

            WHEREAS, SHSII (the stock of which is the "SHSII Interest") is the general partner of (i) Subsidized Housing Partners I, a Delaware limited partnership ("SHPI"), (ii) Fresno Subsidized Housing Partners II, a Delaware limited partnership ("SHPII"), (iii) Subsidized Housing Partners IV, a Delaware limited partnership ("SHPIV"), and (iv) Subsidized Housing Partners V, a Delaware limited partnership("SHPV");

            WHEREAS, Lehman Capital Corporation holds a Promissory Note issued by Sheridan Square Associates of Lawton, a subsidiary


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partnership of CAP II, dated April 8, 1993 in the principal amount of $2,300,000 and SLH Lending Corp. holds a Promissory Note issued by Sheridan Square Associates of Lawton, dated April 8, 1993, in the principal amount of $1,100,000 (collectively, the "Sheridan Notes");

            WHEREAS, (i) SLB Lending Corp. is owed $171,978.06 from SHPII and $624.99 from SHPIV and (ii) Subsidized Housing Partners Inc. (collectively with SLB Lending Corp., the "SHP Noteholders") is owed $2,000 from SHPI and $1,414.70 from SHPII (such amounts owing to the SHP Noteholders collectively referred to as the "SHP Notes").

            WHEREAS, the C+R Interest, the CAP Interest, the CAP II Interest, the Liberty Interest, the Liberty II Interest, the Liberty III Interest, the Housing Interest, the Freedom Interest, the Sharpstown Interest, the SHSII Interest, the Sheridan Notes and the SHP Notes are collectively referred to as the "Interests." C+R, CAP, CAP II, Liberty Partnership, Liberty II Partnership, Liberty III Partnership, C/R Special Partnership, Freedom Partnership, SHPI, SHPII, SHPIV, SHPV and Sharpstown Partnership are collectively referred to as the "Partnerships";

            WHEREAS, DA desires to sell the Freedom Interest, the Liberty III Interest and the Sharpstown Interest;

            WHEREAS, LB I Group desires to (a) sell the C+R Interest, the CAP Interest, the Liberty II Interest, the Housing Interest and the SHSII Interest
(b) cause AHA to sell the CAP II Interest, (c) cause Liberty to sell the Liberty Interest, (d) cause SLH Lending Corp. and Lehman Capital Corporation to sell the Sheridan Square Notes and (e) cause the SHP Noteholders to sell the SHP Notes.

            WHEREAS, Purchaser desires to purchase the Interests from the Seller, and Seller desires to sell the Interests to the Purchaser, upon the terms hereinafter set forth, for the consideration set forth herein.

            NOW THEREFORE, in consideration of the mutual covenants


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contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF INTERESTS

            1.1 Transfer of Interests. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, (a) the Seller shall sell, convey, assign and transfer to the Purchaser and (b) the Purchaser shall purchase, acquire and accept from the Seller, all of Seller's right, title and interest in the Interests.

            1.2 Purchase Price. In consideration for the sale and transfer of the Interests the Purchaser shall pay the applicable Sellers, in the aggregate, in cash either (i) in the case where Seller chooses Option One as set forth in Sections 6.2 and 6.3, $2,895,567 or (ii) in the case where Seller chooses Option Two as set forth in Sections 6.2 and 6.3, $2,645,567 (in the alternative, the "Purchase Price"), reduced in each case by the amount of any Additional Distributions (as defined).

            1.3 Assumption of Obligations. In connection with the sale and purchase of the CAP II Interest and the Liberty Interest, the applicable Purchaser agrees to assume, pay, perform, discharge and satisfy, when due, and be responsible for all duties and obligations of the Seller (or any of their affiliates) related to the Interests arising on and after the Closing, excluding obligations arising from conduct or actions occurring prior to the Closing.

            1.4   Closing.

                  (a) Upon the terms and subject to the conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") will take place on the first business day following the satisfaction or waiver of the conditions set forth in Article II hereof, at 10:00 a.m., at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, or at such other time and place


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as shall be agreed upon by the parties. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                  (b) At the Closing, the Seller shall deliver or cause to be delivered to the applicable Purchaser (unless previously delivered), the following: (i) a duly executed Assignment and Assumption Agreement, in substantially the form of Exhibit A hereto; (ii) the Shares duly endorsed for transfer to the applicable Purchaser or accompanied by a duly executed stock power relating thereto; (iii) a certificate of the Corporate Secretary of LB I Group or DA, as applicable, evidencing that the Seller has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; (iv) the Seller's Officer's Certificate; and (v) such other documents of title, assignments, instruments of sale, conveyance or transfer or other documents and certificates duly executed as the Purchaser may reasonably request prior to the Closing Date in order to effect the transactions contemplated by this Agreement.

                  (c) At the Closing, the applicable Purchaser shall deliver or cause to be delivered to the Seller (unless previously delivered), the following: (i) the Purchase Price, in immediately available funds by wire transfer to an account or accounts at a United States bank or banks as specified in writing by the Seller at least one business day prior to the Closing; (ii) if the applicable Purchaser is a corporation or limited liability company, certified corporate resolutions of the Purchaser evidencing that the Purchaser has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;
(iii) if the applicable Purchaser is a partnership, certified resolutions of the partnership signed by all general partners thereof evidencing that the Purchaser has taken all partnership action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; (iv) the Purchaser's Certificate; and (v) such other documents and certificates duly executed as the Seller may reasonably request prior to the Closing Date in order to effect the transactions contemplated by this Agreement.


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                                   ARTICLE II

                                   CONDITIONS

            2.1 Conditions to Each Party's Obligations. The respective obligation of Seller and Purchaser to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) Subject to Section 5.16 hereto, the third party consents set forth on Schedule 2.1 hereto (collectively, the "Authorizations") shall have occurred, been filed or been obtained and not rescinded. Subject to Section 5.8, Seller shall pay the costs associated with obtaining the Authorizations; provided that no party hereto shall have liability to any other arising from or related to any failure to obtain Authorizations of the limited partners of the Partnerships to the transactions contemplated hereby; provided further that no party hereto shall be required to pay to any party providing an Authorization any amount in respect of such Authorization.

                  (b) There shall not (i) be in effect any statute, regulation, order, decree or judgment of any Governmental Entity which makes illegal or enjoins or prevents the consummation of the transactions contemplated by this Agreement or (ii) have been commenced or threatened any action or proceeding by any Governmental Entity which seeks to prevent or enjoin the transactions contemplated by this Agreement.

            2.2 Conditions to Obligations of the Purchaser. The obligation of the Purchaser to effect the transactions contemplated by this Agreement shall be further subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) The representations and warranties of the Seller in this Agreement shall be true and correct in all mate-


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rial respects as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that expressly speak as of a specific date or time (which need only be true and correct as of such date or time).

                  (b) The Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

                  (c) The Seller shall have delivered or caused to be delivered to the Purchaser each of the documents specified in Section 1.4(b) hereof.

                  (d) The Purchaser shall have received from Seller a certificate, dated the Closing Date, duly executed by an officer of Seller, reasonably satisfactory in form to the Purchaser, to the effect of (a) and (b) above (the "Seller's Officer's Certificate").

            2.3 Conditions to Obligations of the Seller. The obligation of the Seller to effect the transactions contemplated by this Agreement shall be further subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) The representations and warranties of the Purchaser and Related in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that speak as of a specific date or time (which need only be true and correct in all material respects as of such date or time).

                  (b) The Purchaser and Related shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

                  (c)   The Purchaser shall have delivered or caused


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to be delivered to the applicable Seller each of the documents specified in
Section 1.4(c) hereof.

                  (d) The Seller shall have received from the Purchaser and Related a certificate, dated the Closing Date, duly executed by all general partners, an executive officer and the chief financial officer or chief accounting officer, if such positions exist, of the Purchaser and Related, reasonably satisfactory in form to the Seller, to the effect of (a) and (b) above (the "Purchaser's Certificate").

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

            Seller hereby represents and warrants to Purchaser as follows:

            3.1 Organization; Good Standing; Authority. As of the date hereof, each of LB I Group, DA, AHA, Liberty, GAP, Assisted, Liberty II, Liberty III, Housing, Freedom, SHSII and Sharpstown is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each has all requisite power and authority to enter into and perform its obligations under this Agreement.

            3.2 Authorization; Binding Agreement. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of LB I Group, DA, AHA and Liberty. Subject to Section 8.7 hereof, this Agreement constitutes a valid and binding obligation of each of LB I Group, DA, AHA and Liberty, enforceable against each in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency or other similar laws relating to creditors' rights generally and general equitable principles.

            3.3 No Conflict. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby, will not (i)


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result in or constitute a material default, breach or violation of any of the terms, conditions or provisions of the certificates of incorporation (or any amendments or restatements thereof) or bylaws of the Seller, (ii) result in a material violation of any provision of, or require any consent, authorization or approval under, any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to, or any governmental permit or license issued to, the Seller or by which its assets are bound, (iii) conflict with, result in a material breach of, constitute a material default or event of default (whether by notice or the lapse of time, or both) under or accelerate or permit the acceleration of the performance required by the Seller or require any consent, authorization or approval under, any indenture, mortgage, lease, agreement or instrument to which the Seller is a party or by which the Seller or its assets may be bound or (iv) result in the creation of any lien, claim, option, security interest, charge or other encumbrance (an "Encumbrance") upon the Interests, except, in each case, where failure to satisfy such provision could not reasonably be expected to result in a material adverse effect on the transfer of the Interests or the business of the Partnerships or the issuers of the Shares.

            3.4 Capitalization. The outstanding capital of C+R consists of 2,500 shares of common stock, par value $1.00 per share; the outstanding capital of CAP consists of 1,000 shares of common stock, par value $1.00 per share; the outstanding capital of Assisted consists of 2,500 shares of common stock, par value $1.00 per share; the outstanding capital of Liberty II consists of 100 shares of common stock, par value $1.00 per share; the outstanding capital of Liberty III consists of 100 shares of common stock, par value $1.00 per share; the outstanding capital of Housing consists of 1,000 shares of common stock, par value $1.00 per share; the outstanding capital of Freedom consists of 1,100 shares of common stock, par value $1.00 per share; the outstanding capital of Sharpstown consists of 1,000 shares of common stock, par value $1.00 per share; the outstanding capital stock of SHSII consists of 100 shares of common stock, par value $1.00 per share (the shares of each entity being collectively referred to as the "Shares"). The Shares have been duly authorized,


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validly issued, fully paid and are non-assessable.

            3.5 Equity Interests. Seller is transferring to Purchaser good and marketable title to the Interests, free and clear of any Encumbrance; the Interests represent all of Seller's and its affiliates' interest in the Partnerships, other than the obligations set forth in Section 5.6 hereof, and Seller and its affiliates have never owned any equity interest in the Partnerships other than the Interests and the obligations set forth in Section
5.6 hereof.

            3.6 Convertible Securities. There are no outstanding options, puts, calls, warrants or rights of any kind to acquire the Interests, and there are no outstanding securities directly or indirectly convertible, exercisable or exchangeable into the Interests, nor does the Seller have any obligations to issue or enter into any agreements, options, puts, calls, warrants, rights or securities.

            3.7 Proxies. There are no existing proxies or arrangements that require or permit any of the Interests to be voted by or at the direction of anyone other than the record owner, and there are no restrictions of any kind on the transfer of the Interests except as may be imposed by the Securities Act of 1933, the Securities and Exchange Act of 1934 or state securities laws.

            3.8   Single Purpose Entities.

                  (a) The general partners referenced in the Recitals have not conducted any business other than serving as general partners of the Partnerships and taking and performing actions related or incidental thereto.

                  (b) Except as set forth in Schedule 6.2, the issuers of the Shares have no material liabilities or obligations to any person or entity (whether known or unknown, whether asserted or unasserted, whether actual or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due). Except as set forth on Schedule


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6.2, during the past five years there have been no actions, suits, proceedings, injunctions, judgments, orders, decrees or rulings against any issuer of an Interest, SHPI, SHPII, SHPIV or SHPV.

                  (c) Each issuer of an Interest, or a parent corporation on behalf of each issuer of an Interest, has duly, timely and properly filed or will file within the time prescribed by law (including any applicable extensions), all material federal, state, foreign, local and other Tax (as defined) returns required to be filed by it with respect to it and such Tax returns were, or when filed will be, complete and accurate. Each issuer of an Interest, or a parent corporation on behalf of each issuer of an Interest, has paid in full to all federal or state taxing authorities (or made adequate provision in the Financial Statements with respect to Tax returns not yet due for the payment of) all material Taxes due or claimed to be due on or in respect to all such Tax returns. There is no pending or threatened Tax examination that could result in Tax liability being imposed on an issuer of an Interest, nor is any such person a party to any proceeding or inquiry by any Governmental Authority for the assessment or the proposed assessment or for the collection of Taxes, or interest or penalties with respect thereto, nor has any claim for the assessment or proposed assessment or for the collection of Taxes, or interest or penalties with respect thereto, been asserted that could result in Tax liability being imposed on an issuer of an Interest. There are no liens for Taxes that are due and unpaid on any of the properties or assets of an issuer of an Interest. For purposes of this subsection 3.8(c), the term "material" shall mean each event in which a claim for indemnification under Section 6.4 could exceed $7,500.

                  (d) For purposes of this Agreement, the term "Tax" shall mean all federal, state, county, local, foreign and other taxes, duties, or similar charges imposed by any taxing authority or other Governmental Authority on or payable by any issuer of an Interest or a member of a consolidated group including any issuer of an Interest (including without limitation with respect to or as a result of the transactions contemplated


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hereby) or with respect to business, operations, products, assets or properties of any issuer of an Interest or a member of a consolidated group including any issuer of an Interest, whether attributable to statutory or nonstatutory rules and whether or not measured in whole or in part by net income, and including interest, additions to tax and penalties with respect thereto, and any obligations under the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            3.9 Encumbrances. The Interests are not subject to any Encumbrance, agreement (written or oral), commitments or arrangements except as set forth in the partnership agreements of the Partnerships.

            3.10 Partnership Liabilities. Except as set forth on Schedule 3.10, the Seller has not entered into any contract or agreement on behalf of the Partnerships, or bound any of the Partnerships to any obligations other than with the consent of the Purchaser or a co-general partner of an applicable Partnership.

            3.11 Employees. The general partners of the Partnerships have never had any full or part time employees.

            3.12 Broker's and Finder's Fee. Seller has not employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker's, finder's or similar fee or commission in connection therewith.

            3.13 Cash Balances. As of the date hereof and as of the Closing (i) SHPI shall have cash on hand in the amount of at least $38,900 and (ii) SHPIV shall have cash on hand in the amount of at least $22,900.

            3.14 Net Worth. As of the date hereof, LB I Group has a net worth in excess of $20.0 million, and in each of the last two fiscal years, LB I Group had income in excess of $5.0 million.


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                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PURCHASER AND RELATED

            Each Purchaser and Related hereby represent and warrant to Seller as follows:

            4.1 Organization and Good Standing. Related is a general partnership duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to enter into and perform its obligations under this Agreement. As of the Closing, each entity comprising the Purchaser will be an entity duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization and will have all requisite power and authority to perform its obligations under this Agreement

            4.2 Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Related. This Agreement constitutes a valid and binding obligation of Related, enforceable against Related in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency or other similar laws relating to creditors' rights generally and general equitable principles.

            4.3 No Conflict. The execution, delivery and performance by Related of this Agreement and the consummation by Purchaser and Related of the transactions contemplated hereby, will not (i) result in or constitute a material default, breach or violation of any of the terms, conditions or provisions of the partnership agreement of Related (or any amendment or restatement thereof) or the organizational documents and operating agreements of the Purchaser, (ii) result in a material violation of any provision of, or require any consent, authorization or approval under, any judicial, administrative or arbitration order, award,


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judgment, writ, injunction or decree applicable to, or any governmental permit or license issued to, Related or Purchaser or by which their assets are bound or
(iii) conflict with, result in a material breach of, constitute a material default or event of default (whether by notice or the lapse of time, or both) under or accelerate or permit the acceleration of the performance required by Related or Purchaser, or require any consent, authorization or approval under, any indenture, mortgage, lien, lease, agreement or instrument to which Related or Purchaser is a party or by which Related, Purchaser or their assets may be bound, except, in each case, where failure to satisfy such provision could not reasonably be expected to result in a material adverse effect on the transfer of the Interests.

            4.4 Purchase for Investment. The Interests acquired by Purchaser under the terms of this Agreement are being acquired by Purchaser for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution or public offering thereof.

            4.5 Broker's and Finder's Fee. Neither Related nor Purchaser has employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

            4.6 No Pending Property Sales. Except as set forth on Schedule 4.6 hereof, Related is not aware of any pending sales of real property or interests therein by any Partnership that is scheduled to close within 60 days of the date hereof.


                                    ARTICLE V

                        CERTAIN COVENANTS AND AGREEMENTS

            5.1   Reasonable Efforts.

                  (a)   Upon the terms and subject to the conditions


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of this Agreement, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under this Agreement and applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including, but not limited to, the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such actions as are necessary to obtain any approvals, consents, orders, exemptions or waivers necessary or advisable in order to consummate the transactions contemplated by this Agreement.

                  (b) Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement. The Seller and the Purchaser further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated by this Agreement, to use their best efforts to prevent the entry, enactment or promulgation thereof, as the case may be.

                  (c) Each party shall give the other prompt notice of (i) the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date, and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.1 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.


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            5.2   Further Assurances. Each party shall from time to time after the Closing, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by the other party to make effective the transactions contemplated by this Agreement; provided however, that no party hereto shall be required to incur any costs to satisfy this provision.

            5.3   Taxes.

                  (a) Related or the Purchaser shall pay or cause to be paid and shall indemnify, defend and hold harmless the Seller for any stock transfer taxes, including any interest, penalty, or addition thereto, or other payments required to be made by the Seller, Related, the Purchaser, the Partnerships or any other party to any Governmental Entity or other Person in connection with the transfer of the Interests pursuant to the terms of the Agreement; provided however, that this provision shall not be construed to apply to any income tax, real estate transfer tax, capital gains tax or fees or charges related thereto.

                  (b) The Seller shall pay or cause to be paid and shall indemnify, defend and hold harmless the Purchaser for any real estate transfer taxes, including any interest, penalty, or addition thereto, or other payments required to be made by the Seller, Related, the Purchaser, the Partnerships or any other party to any Governmental Entity or other Person in connection therewith; provided however, that this provision shall not be construed to apply to any income tax, stock transfer tax, capital gains tax or fees or charges related thereto.

                  (c) Each of the Seller, Related and the Purchaser will be responsible for the preparation of any tax returns with respect to any taxes payable in connection with the transfer of the Interests for which it is liable.

                  (d) At the Purchaser's option, Seller will join with the Purchaser in making an election under Section 338(h)(10) of the Internal Revenue Code (the "Code") by filing Form 8023 and


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any corresponding elections under state tax law (collectively, the "Election")
with respect to the purchase and sale of the Shares hereunder. The Seller will pay any federal, state, local, or foreign tax attributable to the Election with respect to the purchase and sale of the Shares hereunder.

            5.4 Fees and Expenses. Except as otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each party shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

            5.5 Publicity. All press releases and public announcements relating to this Agreement or the sale of the Interests shall be prepared jointly by the parties hereto. Except as otherwise required by law, neither the Purchaser nor the Seller shall, and each of them shall cause their respective affiliates, representatives and agents not to, issue or cause the publication of any press release or public announcement with respect to the transactions contemplated by this Agreement without the express prior approval of the other party.

            5.6 Current Payments. Related, the Related GPs and Seller have caused the Partnerships to, concurrently with the execution of this Agreement, pay to Seller the current amounts due to Seller from the Partnerships, as set forth on Schedule 5.6 hereto, totaling $2,920,574.00 (the "Current Payment").

            5.7 Additional Distributions. Seller agrees that upon the request of Related, Seller will join with Related and the Related GPs in causing the applicable Partnerships to distribute to Related or the Related GPs or their assignee the amounts set forth on Schedule 5.7 hereto. The Purchase Price set forth in Section 1.2 will be reduced dollar-for-dollar to the extent any such payments are assigned by Related or the Related GPs to Seller and actually paid to Seller prior to or at the Closing ("Additional Distributions"). In addition to the potential distributions set forth on Schedule 5.7 hereto, if C+R receives additional cash as a result of property sales after the date hereof, at Related's request Seller will join with Related and the applicable Related GP in causing C+R to distribute up to $461,588 to the applicable Related GP (or its assignee).

            5.8 Authorizations. Purchaser, Related and Seller shall use their reasonable efforts to obtain or cause to be obtained all Authorizations; provided, however, no party hereto shall be required to pay to any party providing an Authorization any amount in respect of such Authorization. Other than as set forth on Schedule 2.1 hereto, no party hereto shall be obligated to obtain the consents of limited partners of any Partnership and there shall be no obligation on any party to indemnify another for any loss that results from failure to obtain other limited partner consents.

            5.9 Confidentiality. The Purchaser, Related and the Seller shall at all times maintain the confidentiality of all confidential and/or proprietary information of the Seller, Related and the Purchaser, and will not disclose such information or use it for any purpose other than its evaluation of the proposed transaction, without the prior consent of the other, or as otherwise required by law. The Purchaser, Related and the Seller shall at all times maintain the confidentiality of all confidential and/or proprietary information of the Partnerships, except to the extent such disclosure is necessary or beneficial to Seller in its defense of any litigation involving the Partnerships or as otherwise required by law or judicial order. Purchaser, Related and Seller will not disclose the existence or terms of this Agreement without the consent of the other, except in accordance with the provisions of the next succeeding sentence. Notwithstanding the provisions of this Section 5.9, the Purchaser, Related and the Seller may disclose such information to their professional advisors and selected financial institutions and investors in the course of negotiating the financing of the proposed transactions, or as required in connection with any borrowing or sale of securities by the Purchaser in order to comply with any legal requirements. For the purpose of this Agreement, the term "confidential and/or proprietary information" does not include information that (a) becomes generally available to the public other than as a result of a disclosure not permitted hereunder or (b) becomes available to the disclosing person on a non-confidential basis from a source other than the Purchaser, Related or a Partnership (in the case of Seller), or Seller (in the case of the Purchaser and Related), provided that such source is not known by the disclosing person to be bound by a confidentiality agreement.

            5.10 Access to Information. From the date hereof until thirty days following the Closing, the Seller shall permit representatives of the Purchaser to have reasonable access during normal business hours (and upon advance notice) to the Seller's management, records (including records on computer disc) and facilities for the purpose of facilitating the transition. Related agrees that the Purchaser will not interfere with the operations of the Seller's business or disclose or use any confidential information with respect to the Seller obtained at any time or in any manner and will not use such information in its business.

            5.11 Access to Partnership Files. From the date hereof until the conclusion of any litigation relating to the Interests or the Partnerships in which LB I Group or Lehman Brothers Inc. or its affiliates are defendants, LB I Group or its affiliates and their respective counsel, accountants and agents shall have reasonable access during normal business hours (and upon advance notice) to the records (including records on computer disc) of the Partnerships or related to the Interests, for the purpose of defending such litigation. The Seller agrees that it will not interfere with the operations of the Purchaser's business or, except in connection with such litigation, disclose or use any confidential information with respect to the Partnerships or the Interests obtained at any time or in any manner and will not use such information in its business.

            5.12 Purchasing Entity. Related shall cause an affiliate of Related to be the Purchaser of the C+R Interest, CAP Interest, CAP II Interest, Liberty Interest, Liberty II Interest, Liberty III Interest, Housing Interest, Freedom Interest and Sharpstown Interest (the "Related Interests"). At least five days prior to closing, Related shall identify to the Seller the Purchaser(s) of the Related Interests and the Purchasers of the

SHSII Interest, the Sheridan Notes and the SHP Notes, and will forward all organizational documents and operating and related agreements of such Purchasers to Seller for Seller's review and comment.

            5.13 Control of Litigation. Notwithstanding the sale of the Interests, LB I Group and its affiliates shall retain the sole and exclusive right to control any and all litigation set forth on Schedule 6.2 hereto.

            5.14 No Action. Prior to Closing, without the prior written consent of Related, Seller shall not cause the Partnerships to take, and shall not permit the issuer of the Shares to take, any action outside the ordinary course of business, unless the Seller determines that causing such actions are otherwise required to be taken by the Seller or the general partners of the Partnerships in their good faith performance of their fiduciary duties to the limited partners of the Partnerships; provided that Seller shall notify Related of any such action taken by it at the earliest time reasonably practicable.

            5.15 Transfer of Additional Interests. By this Agreement, the parties intend to transfer all of Seller's interest in the Partnerships as well as all of Seller's interest in lower tier partnerships for which a Partnership serves as limited partner or general partner ("Derivative Partnerships"). If prior to the Closing either party hereto determines that not all the interests in the Derivative Partnerships are included in the Interests to be transferred hereunder, the parties will amend this Agreement to include the Seller's interest in such Derivative Partnerships in the definition of "Interests" and such additional interests in the Derivative Partnerships will be transferred at the Closing, upon the terms and conditions of this Agreement, without additional purchase price. If after the Closing either party hereto determines that not all the interests in the Derivative Partnerships were transferred at the Closing, the parties will consummate the transfer of Seller's interest in the Derivative Partnerships upon terms and conditions reasonably acceptable to all parties hereto, but without additional purchase price.

            5.16  Sale of Sharpstown Interest.

                  (a) If the Authorization of the lender under the first mortgage on the property owned by Sharpstown as set forth on Schedule 2.1 hereto is not obtained prior to November 25, 1997, upon the satisfaction of all the other closing conditions, the parties hereto shall proceed with the sale of the Interests other than the Sharpstown Interest (the "Other Interests").

                  (b) If the parties hereto proceed with the sale of the Other Interests pursuant to paragraph (a) above, the purchase price for the Other Interests shall be the Purchase Price set forth in Section 1.2 hereto, and this Agreement shall remain in full force and effect with respect to the Other Interests.

                  (c) With respect to the Sharpstown Interest, if the Authorization of the lender set forth in Schedule 2.1 is obtained prior to January 31, 1998, and the Other Interests have been transferred pursuant to paragraph (a) above, the parties will consummate the sale of the Sharpstown Interest for a purchase price of $1.00 and on the terms and conditions set forth in this Agreement.


                                   ARTICLE VI

                                 INDEMNIFICATION

            6.1 Indemnification at Option of Seller. The parties hereto agree that Sections 6.1, 6.4, 6.5, 6.6 and 6.7 hereof shall apply in all cases. In addition, the Seller shall, in its sole determination, choose which set of Sections 6.2 and 6.3, Option One or Option Two, shall apply to this Agreement. Seller shall make such determination no later than 6:00 p.m. New York City time on October 29, 1997 by sending written notice to Related by the means set forth in Section 8.3.

Option One

            6.2 Indemnification of Purchaser. Upon the terms and subject to the conditions of this Article VI, LB I Group agrees to indemnify and hold harmless Purchaser and its Affiliates against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, obligations, taxes, liens, losses, liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), expenses, and fees, including court costs and reasonable attorney's fees and expenses (collectively, "Losses") resulting from, arising out of, relating to, in the nature of, or caused by (i) any failure by Seller to perform or otherwise fulfill or comply with any provision of this Agreement, (ii) any breach or violation of any representation or warranty of Seller hereunder and (iii) any act or omission to act of LB I Group, DA, AHA, Liberty, GAP, Assisted, Liberty II, Liberty III, Housing, Freedom, SHSII or Sharpstown in their capacities as general partners in relation to the Interests arising out of conduct or actions occurring prior to the Closing, including, without limitation, any liabilities resulting from the litigation set forth on Schedule 6.2 hereto; provided however, that this clause
(iii) shall not be construed to require LB I Group to indemnify and hold harmless Purchaser and its Affiliates (including entities for which Purchaser and its Affiliates serves as general partner) against any liability for Losses that Purchaser and its Affiliates (including entities for which Purchaser and its Affiliates serves as general partner) has or may have on the date hereof without giving effect to the transfer of the Interests.

            6.3 Indemnification of Seller. Upon the terms and subject to the conditions of this Article VI, Related agrees to indemnify and hold harmless Seller and its affiliates against any and all Losses resulting from, arising out of, relating to, in the nature of, or caused by (i) any failure by Related or Purchaser to perform or otherwise fulfill or comply with any provi-sion of this Agreement, (ii) any breach or violation of any representation or warranty of Related or Purchaser hereunder, (iii) any act or omission to act of Related, Purchaser, the Related GPs, or their transferees occurring on or after the Closing and (iv) the consummation of the transactions contemplated by this Agreement; provided however that nothing contained in this Section 6.3 shall apply to any matters arising from actions taken in the ordinary course of business related to SHPI, SHPII, SHPIV or SHPIV.

Option Two

            6.2 Indemnification of Purchaser. Upon the terms and subject to the conditions of this Article VI, LB I Group agrees to indemnify and hold harmless Purchaser and its Affiliates against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, obligations, taxes, liens, losses, liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), expenses, and fees, including court costs and reasonable attorney's fees and expenses (collectively, "Losses") resulting from, arising out of, relating to, in the nature of, or caused by (i) any failure by Seller to perform or otherwise fulfill or comply with any provision of this Agreement, (ii) any breach or violation of any representation or warranty of Seller hereunder, (iii) any act or omission to act of SHSII in its capacity as general partner of SHPI, SHPII, SHPIV or SHPV occurring prior to the Closing and (iv) any litigation set forth on Schedule 6.2 hereto; provided however, that neither clause (iii) nor clause (iv) shall be construed to require LB I Group to indemnify and hold harmless Purchaser and its Affiliates (including entities for which Purchaser and its Affiliates serves as general partner) against any liability for Losses that Purchaser and its Affiliates (including entities for which Purchaser and its Affiliates serves as general partner) has or may have on the date hereof without giving effect to the transfer of the Interests.

            6.3 Indemnification of Seller. Upon the terms and subject to the conditions of this Article VI, Related agrees to indemnify and hold harmless Seller and its affiliates against any and all Losses resulting from, arising out of, relating to, in the nature of, or caused by (i) any failure by Related or Purchaser to perform or otherwise fulfill or comply with any provision of this Agreement, (ii) any breach or violation of any representation or warranty of Related or Purchaser hereunder, (iii) any act or omission to act of Seller, Related, Purchaser, the Related GPs, or their transferees in their capacity as general partner in relation to the Interests whether occurring prior to, upon or after the Closing and (iv) the consummation of the transactions contemplated by this Agreement; provided however, that Related will not be liable for indemnification of Seller for any judgment against AHA, Liberty or GAP as a result of any litigation set forth on Schedule 6.2 hereto; provided further however, that the preceding proviso shall not be construed to transfer from Related or Purchaser to Seller any liability that Related or Purchaser may have without regard to the transfer of the Interests; provided still further however that with respect to SHPI, SHPII, SHPIV and SHPIV, this Section 6.3 shall apply only to matters arising from actions after the Closing and taken outside the ordinary course of business.

            6.4 Tax Indemnity. Notwithstanding any other provision of this Agreement to the contrary, LB I Group agrees to indemnify and hold harmless Purchaser and its Affiliates for any and all Taxes attributable to any taxable year or period ending on or before the Closing Date resulting from (i) any amount includible in the income of any issuer of an Interest (x) in respect of any deferred gain or loss arising from deferred intercompany transactions (as described in Treasury Regulation Section 1.1502-13) or (y) with respect to the stock or obligations of any other corporation (as described in Treasury Regulation Section 1.1502-14), (ii) any liability or obligation of any issuer of an Interest on account of Taxes due under Treasury Regulation Section 1.1502-6,
(iii) any Tax sharing agreements to which any issuer of an Interest is or was a party, (iv) any elections made pursuant to Treasury Regulation Section

1.1502-20, (v) any failure of any issuer of an Interest to withhold or remit Taxes in the ordinary course of business, (vi) any agreement or waiver executed by or on behalf of any issuer of an Interest extending the statutory period of limitation applicable to any assessment or audit of Tax, (vii) failure of any issuer of an Interest to timely and properly file within the time prescribed by law (including any applicable extensions) any federal, state, local, foreign or other Tax return required to be filed by an issuer of an Interest or (viii) failure of any issuer of an Interest to pay in full to (or make adequate provision for payment in full to) any federal or state taxing authority any Tax due or claimed to be due on or in respect of any Tax return.

            6.5 Claims. Any claim for indemnity under Section 6.2, 6.3 or 6.4 shall be made by written notice from the party seeking to be indemnified (the "Indemnitee") to the party from which indemnification is sought (the "Indemnifying Party") specifying in reasonable detail the basis of the claim. When an Indemnitee seeking indemnification under Section 6.2, 6.3 or 6.4 receives a notice of any claim made by third parties ("Third Party Claims") which is to be the basis for a claim for indemnification hereunder, the Indemnitee shall give written notice within a reasonable period thereof to the Indemnifying Party reasonably indicating the nature of such claims and, if known, the basis thereof. Upon notice from the Indemnitee, the Indemnifying Party shall be entitled to assume the defense of any such Third Party Claim for which the Indemnitee is entitled to indemnification pursuant to this Article VI, including its compromise or settlement, and the Indemnifying Party shall pay all reasonable costs and expenses thereof and shall be fully responsible for the outcome thereof, provided, however, that (i) the Indemnifying Party shall not settle any such claim without the Indemnitee's prior written consent (which consent shall not be unreasonably withheld) unless the only remedy for such claim is monetary damages which are paid in full by the Indemnifying Party and
(ii) the Indemnifying Party shall not, without the prior written consent of the Indemnitee, settle or compromise any claim which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Indemnitee, a release from all liability in respect to such claim. In connection with any claim involving any remedy other than monetary damages, the

Indemnitee shall have the right to be kept informed and be consulted in connection with the resolution of such claim. The Indemnifying Party shall give notice to the Indemnitee as to its intention to assume the defense of any such Third Party Claim within ten (10) business days after the date of receipt of the Indemnitee's notice in respect of such Third Party Claim. Until an Indemnifying Party gives notice to the Indemnitee of its assumption of the defense of the Third Party Claim, the Indemnitee shall control the defense thereof. If the Indemnitee assumes the defense of any Third Party Claim because of the failure of the Indemnifying Party to do so in accordance with this Section 6.5, the Indemnifying Party shall pay all reasonable costs and expenses of such defense and shall be fully responsible for the outcome thereof. Except as provided in the foregoing sentence, the Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its prior written consent, which consent shall not be unreasonably withheld.

            6.6 Non-exclusive Remedy. This Article VI shall be the exclusive remedy available for money damages, but shall not be construed to limit any party's right to seek specific performance or injunctive relief which is expressly retained. Any claims by Related, Purchaser or Seller for breach of any representation, warranty or covenant made hereunder shall be reduced to reflect any insurance proceeds recoverable by and paid to the Indemnitee relating to such claim, provided that the foregoing reduction shall not be applied if to do so would excuse any insurer from any obligation to cover any loss.

            6.7 Survival of Representations and Warranties. All representations and warranties set forth herein shall survive for a period of one year after the date hereof and shall thereafter expire, except that (a) the representations contained in Sections 3.5, 3.12 and 4.5 shall survive indefinitely and (b) the representations contained in Section 3.8 as to tax and ERISA matters shall survive until the expiration of the applicable statute of limitations.

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

            7.1 Termination. Subject to Section 5.16 hereto, this Agreement may be terminated at any time prior to the Closing by:

                  (a)   Mutual consent of the Seller and Related; or

                  (b) The Seller if the Closing shall not have occurred on or before November 25, 1997 (unless the failure to consummate the Closing by such date shall be due to Seller's failure to have fulfilled any of its obligations under this Agreement); or

                  (c) Either the Seller or Related if the Closing shall not have occurred on or before December 31, 1997 (unless the failure to consummate the Closing by such date shall be due to the failure of the party seeking to terminate this Agreement to have fulfilled any of its obligations under this Agreement); or

                  (d) Either the Seller or Related if a condition to its obligation to perform becomes incapable of fulfillment; provided, that the Seller or Related, as the case may be, may not seek termination pursuant to this
Section 7.1(c) if such condition is incapable of fulfillment due to the failure of the Seller, the Purchaser or Related, as the case may be, to perform the agreements set forth herein required to be performed by such party, at or before the Closing; or

                  (e) Either the Seller or Related if any court of competent jurisdiction or other competent Governmental Entity shall have issued a statute, rule, regulation, order, judgment, decree or injunction or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such statute, rule or regulation remains in effect or order, judgment, decree or injunction or other action shall have become final and nonappealable; or

                  (f)   Related by giving written notice to the

Seller at any time prior to the Closing in the event the Seller has materially breached any representation, warranty or covenant herein (except for any representations, warranties or covenants that are qualified as to materiality or material adverse effect, which representations, warranties or covenants shall be true and correct, or shall be complied with, in all respects) and as of the date of such notice has not cured such breach; or

                  (g) The Seller by giving written notice to Related at any time prior to the Closing in the event the Purchaser or Related has materially breached any representation, warranty or covenant herein (except for any representations, warranties or covenants that are qualified as to materiality or material adverse effect, which representations, warranties or covenants shall be true and correct, or shall be complied with, in all respects) and as of the date of such notice has not cured such breach.

            7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of Sections 5.4, 5.5 and 5.9 hereof. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach of this Agreement.

            7.3 Amendment. This Agreement may be amended at any time by the Seller and Related, but only by an instrument in writing signed on behalf of each party hereto.

            7.4 Extension; Waiver. At any time prior to the Closing, each of the parties hereto may (i) extend the time for the performance of any of the obligations or acts of any other party, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of any other party contained herein or (iv) waive any condition to its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                  ARTICLE VIII

                                  MISCELLANEOUS

            8.1 Governing Law. All questions concerning the construction, validity and interpretation of this agreement shall be governed by the internal laws of the State of New York without giving effect to principles of conflicts of law.

            8.2 Specific Performance. In addition to any remedies any party hereto may have at law, each party to this Agreement shall have the right to specifically enforce this Agreement against the other if such other party shall wrongfully refuse to consummate the Closing of the transactions contemplated herein within 10 business days following a demand to do so by the other party hereto, provided the demanding party has not materially breached any representation, warranty or covenant herein (or, with respect to any representation, warranty or covenant qualified by materiality or material adverse effect, breached any such representation, warranty or covenant).

            8.3 Notices. All notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given when received if delivered by hand, facsimile transmission or by mail (registered, return receipt requested), properly addressed and postage prepaid:

            If to Seller, to:

            Lehman Brothers Inc.
            Diversified Asset Group
            3 World Financial Center
            200 Vesey Street, 29th Floor
            New York, NY  10285
            Attn: Doreen D. Odell

            Telephone: (212) 526-7000
            Telecopier: (212) 528-9702

            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            919 Third Avenue
            New York, New York 10022
            Attention: Patrick J. Foye
            Telephone: (212) 735-3000
            Telecopier: (212) 735-2000

            If to Related or Purchaser, to:

            Related Capital Company
            625 Madison Avenue
            New York, New York 10022
            Attention: Alan P. Hirmes
            Telephone:  (212) 421-5333
            Telecopier:  (212) 593-5794

            with a copy to:

            Arnold J. Levine
            Proskauer Rose LLP
            1585 Broadway
            New York, New York  10038
            Telephone:  (212) 969-3000
            Telecopier:  (212) 969-2900

Such names and addresses may be changed by such notice.

            8.4 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondences, undertakings and communications of the parties, oral or written, regarding such subject matter.

            8.5 Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original.

            8.6 Parties in Interest; Assignment. This Agreement shall inure to the benefit of and be binding upon Seller and Related and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies under or by reason of this Agreement. No party to this Agreement may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other party to this Agreement.

            8.7 Internal Approvals. The parties agree that the terms of this Agreement shall not be binding on the Seller until LB I Group receives all necessary and proper approvals of LB I Group and its affiliates. Prior to 6:00 p.m. New York City time on October 29, 1997, LB I Group shall give notice to Related whether such approval has been obtained; failure to give such notice shall be considered a waiver of this provision and this Agreement shall be binding on Seller as though this Section 8.7 was not included herein. If such notice is timely given and indicates that approval has not been obtained, this Agreement shall terminate in its entirety and Section 7.2 shall govern.

                                    * * * * *

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                              RELATED CAPITAL COMPANY



                                              By: /s/ Alan P. Hirmes
                                                  ---------------------
                                              Name:
                                              Its:




                                              LB I GROUP INC.



                                              By: /s/ Rocco F. Andriola
                                                  ---------------------
                                              Name:
                                              Its:



                                              DA GROUP HOLDINGS INC.



                                              By: /s/ Moshe Beaver
                                                  ---------------------
                                              Name:
                                              Its:



                                              ADVANTAGED HOUSING ASSOCIATES INC.

                                              By: /s/ Doreen D. Odell
                                                  ---------------------
                                              Name:
                                              Its:

                                              LIBERTY GP INC.



                                              By: /s/ Doreen D. Odell
                                                  ---------------------
                                              Name:
                                              Its:



                                              HUTTON SUBSIDIZED HOUSING
                                              SERVICES II INC.



                                              By: /s/ Robert J. Hellman
                                                  ---------------------
                                              Name:
                                              Its: